                                                                 EXHIBIT 10.10

                              [THE CIT GROUP LETTERHEAD]

                                 AMENDMENT AGREEMENT


                                            September 25, 1995


Lone Star Steel Company
5501 LBJ Freeway, Suite 1200
Dallas, TX 75380-3546

Gentlemen:

Reference is made to the Financing Agreement between us dated March 2, 1993, as amended, (herein the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

You have requested that we amend certain provisions of the Financing Agreement and we have agreed to do so, subject to, and in accordance with, all of the terms, provisions and conditions contained herein.

Pursuant to mutual understanding, effective immediately upon the satisfaction of the Conditions Precedent (as defined below), the Financing Agreement shall be, and hereby is, amended as follows:

1.  The definitions of "Anniversary Date", "Availability" and "Line of
Credit"as contained in Section 1 of the Financing Agreement shall be, and hereby are, amended in their entirety to read as follows:

    "ANNIVERSARY DATE shall mean March 2, 1999 and March 2 in each year thereafter. "

    "AVAILABILITY shall mean at any time the excess of the sum of a) Eligible Accounts Receivable multiplied by the Accounts Receivable Advance Percentage and b) the lesser of i) the Inventory Loan Cap or ii) Eligible Inventory multiplied by the Inventory Advance Percentage over the sum of x) the outstanding aggregate amount of all Obligations of the Company with respect to the outstanding and unpaid principal balance of Revolving Loans (after giving effect to all interest, fees and charges actually charged to the Revolving Loan Account on the respective due dates thereof) and the outstanding and undrawn amount of Letters of Credit, and y) the Availability Reserve.

    "LINE OF CREDIT shall mean the commitment of CITBC to make Revolving Loans to the Company pursuant to Section 3 hereof and to assist the Company in opening Letters of Credit pursuant to Section 5 hereof in the aggregate amount not to exceed $70,000,000, provided that such amount shall be, and hereby is, automatically (and without any further action by CITBC or the Company) increased by an amount equal to $2,500,000 on each of March 2, 1996, March 2, 1997 and March 2, 1998 so long as no Default and/or Event of Default has occurred hereunder (other than a Default or an Event of Default that has been waived in writing by CITBC or cured to CITBC's satisfaction)."

2. The following new definitions shall be, and hereby are, added to Section 1 of the Financing Agreement in the proper alphabetical order:

    "ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent
    (85%).

    "INVENTORY ADVANCE PERCENTAGE shall mean sixty percent (60%)."

    "INVENTORY LOAN CAP shall mean $35,000,000, provided that such amount shall be, and hereby is, automatically (and without any further action by CITBC or the Company) increased by an amount equal to $1,000,000 on each of March 2, 1996, March 2, 1997 and March 2, 1998 so long as no Default and/or Event of Default has occurred hereunder (other than a Default or an Event of Default that has been waived in writing by CITBC or cured to CITBC's satisfaction)."

    "LIBOR shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered Rate paid in London on dollar deposits from other banks as x) quoted by Chemical Bank, y) published under "Money Rates" in New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or z) determined by CITBC based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time)."

    "LIBOR LOAN shall mean those Revolving Loans for which the Company has elected to use Libor for interest rate computations."

    "LIBOR PERIOD shall mean the Libor for one month, two month, three month or six month U.S. dollar deposits, as selected by the Company."

3. The definition of "Net Worth" as contained in Section 1 of the Financing Agreement shall be, and hereby is, amended by deleting the words "notwithstanding any provision to the contrary contained herein, solely with respect to the period commencing on 1/1/95 through and including 12/31/95, Net Worth shall be determined by excluding the effect of any preferred stock issued during such period to evidence a cash contribution to capital", and inserting the words "notwithstanding any provision to the contrary contained herein, solely with respect to any period commencing on or after 1/1/95 , Net Worth shall be determined by excluding the effect of any preferred stock issued during such period to evidence a cash contribution to capital and any preferred stock issued as a stock dividend on any preferred stock during such period.

4. Section 3, Paragraph 1 of the Financing Agreement shall be and hereby is, amended in its entirety to read as follows:

    "1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in the amounts up to the sum of: a) the outstanding Eligible Accounts Receivable of the Company multiplied by the Accounts Receivable Advance Percentage, plus b) the aggregate value of Eligible Inventory of the Company determined at the lower of cost or market as provided by GAAP multiplied by the Inventory Advance Percentage, provided that advances against Eligible Inventory shall not in the aggregate at any time exceed the Inventory Loan Cap. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m. New York time of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms as may be mutually agreed upon between CITBC and the Company."

5. Section 7, Paragraph 9 of the Financing Agreement shall be, and hereby is, amended by deleting the entries under the headings "Fiscal Period" and "Net Worth" for the period "at all times thereafter" and inserting the following in lieu thereof:

    "From 1/1/96 through and including
    3/31/96                                           $104,000,000.00


    From 4/1/96 through and including
    6/30/96                                           $104,000,000.00


    From 7/1/96 through and including
    9/30/96                                           $104,000,000.00

    From 10/1/96 through and including
    12/31/96 and at all times thereafter              $104,000,000.00"

6. Section 7, Paragraph 11 of the Financing Agreement shall be, and hereby is amended by adding the following:


    "1/1/96 through and including
    12/31/96 and during each calendar year
    thereafter                                        $25,000,000.00"

7. Section 7, Paragraph 13 of the Financing Agreement shall be, and hereby is, amended by deleting therefrom the entries under the headings "Fiscal Quarter Ending" and "Ratio" for the periods after 12/31/95.

8. Section 7, Paragraph 15 of the Financing Agreement shall be, and hereby is, amended by the addition thereto at the end thereof of the following four (4) entries under the heading "Period Ending" and "EBIT".

    3/31/96                            ($500,000.00) loss
    6/30/96                            $1,300,000.00
    9/30/96                            $4,500,000.00
    12/31/96                           $9,500,000.00"

9.  It is understood that the Company will prepare the 1996 Lone Star Steel
Base Operating Plan (the Company's projections prepared for the Company's performance for the fiscal year ending December 31, 1996), which plan must be delivered to us no later than December 1, 1995 and be satisfactory to us in our sole discretion. Based upon such plan the financial covenants for such fiscal year and thereafter may be revised in a letter agreement to be executed between you and us. Each of us further agrees to negotiate the revision of such financial covenants in good faith; however, in the event you and we cannot mutually agree upon new financial covenants for such fiscal year and thereafter, the financial covenants in effect as of the date hereof shall continue in full force and effect unless otherwise amended.

10. Section 8, Paragraph 1 shall be, and hereby is, amended in its entirety to read as follows:

    "1. Interest on the Revolving Loans shall be payable monthly as of the end of each month and for any such month shall be an amount equal to lesser of
    (x) the sum of (a) interest calculated for such month at three-quarters of one percent (3/4 of 1%) plus the Chemical Bank Rate on a per annum basis on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month on balances other than Libor Loans plus (b) interest on any Libor Loan calculated for such month at three and one-quarter of one percent (3 1/4%) plus the Libor that is applicable to such Libor Loan on a per annum basis on the average.of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month on such Libor Loan (and calculated in the same manner separately on each Libor Loan outstanding for such month, if there is more than one Libor Loan outstanding such month, with each such calculation of interest on each Libor Loan aggregated together for purposes of this clause (b) and with the resulting total to be the interest calculated under this clause (b) for such month) or (y) interest calculated for such month as under clause (x) above, except

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    that the calculation shall be at the Maximum Legal Rate rather than the rates indicated therein. The Company may elect to use Libor as to any then outstanding Revolving Loans provided (A) there is then no Default and/or Event of Default, (B) the Company has so advised CITBC of its election to use Libor and the Libor Period selected no later than two (2) Business Days preceding the first day of a Libor Period and (C) the election and Libor shall be effective, provided, there is then no Default and/or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than 3 Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chemical Bank Rate to compute interest. The Company shall pay to CITBC a $500 processing fee on the effective date of each Libor election hereunder. In the event of any change in said Chemical Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain three quarters of one percent (3/4 of 1%) above the Chemical Bank Rate. The rates hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full."

11. Section 8, Paragraph 2 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

    "2. Subject to the conditions set forth in this Paragraph 2, the interest rates set forth in Paragraph 1 shall be subject to increase or decrease (herein each a "Rate Adjustment") as outlined below:

    i)(x) The spread over the Chemical Rate and the Libor may be reduced or increased in accordance with the grid set forth below from the spread set forth in Paragraph 1 above (as such spread may be adjusted from time to time hereunder) based on the Total Outstanding Debt to Adjusted EBITDA ratio maintained by the Company for any Fiscal Year commencing with the Fiscal Year ending December 31, 1996 and each Fiscal Year thereafter;

    "Total Outstanding Debt" as used herein shall mean, at any date of determination, the aggregate principal amount of all Indebtedness (other than contingent obligations) of the Company and its subsidiaries outstanding on such date, determined on a consolidated basis. "Adjusted EBITDA" as used herein shall mean, at any date of determination, EBITDA plus (x) Capital Expenditures and (y) dividends paid with respect to Preferred Stock by the Company and its consolidated subsidiaries for said period.

Total Outstanding                 Chemical Bank            Libor
Debt to Adjusted EBITDA Ratio     Rate Margin              Margin
-----------------------------     -------------            ------
1.  greater than 3.5 to 1         1.25%                    3.75%

2.  3.0 or greater to 1 but
    less than 3.5 to 1            1.00%                    3.50%

3.  2.5 or greater to 1 but
    less than 3.0 to 1             .75%                    3.25%

4.  2.0 or greater to 1 but
    less than 2.5 to 1             .50%                    3.00%

5.  less than 2.0 to 1             .25%                    2.75%

    (ii) In addition to the foregoing requirements, each Rate Adjustment is subject to each of the following conditions:

    (x) as to any rate reduction, the absence of any Default or Event of Default on the effective date of any such Rate Adjustment;

    (y) each Rate Adjustment will be effective only after CITBC's receipt and review of the Company's audited financial statements for the applicable Fiscal Year and shall be effective as follows:

         (A) as to the spread over the Chemical Bank Rate on the first day of the month following CITBC's receipt and a reasonable period not to exceed 5 business days following such receipt for review of such audited financial statements; and

         (B) as to the spread over Libor on the first day of the next interest period commencing after CITBC's receipt and a reasonable period not to exceed 5 business days following such receipt for review of such audited financial statements; and


    (z)  the effect of any Rate Adjustment shall not in any event:

         (A) increase the spread over (i) the Chemical Bank Rate to more than 1 1/4%, or (ii) Libor to more than 3 3/4%; or

         (B) reduce the spread over (i) the Chemical Bank Rate to less than 1/4 of 1% or (ii) Libor to less than 2 3/4%.


12. Section 8 shall be, and hereby is, further amended by the addition thereto of the following new paragraph 12:

    "12. The Company shall pay to CITBC upon the request of CITBC, such amount or amounts as shall compensate CITBC and/or any participant, as such term is used in, and subject to the terms and provisions of, Section 12, Paragraph 7 of this Financing Agreement (herein each a "Lender") for any loss, costs or expenses reasonably incurred by such Lender (as reasonably determined by such Lender) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for any such Libor Loan, or (ii) any failure of the Company for any reason (including, without limitation, termination of a Libor Loan by CITBC in accordance with the terms hereof due to illegality with respect to the making or maintaining of any such Libor Loan or otherwise) to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by such Lender during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Lender's calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof shall make it unlawful for CITBC to make or maintain Libor Loans as contemplatedherein, the then outstanding Libor Loans, if any, shall be converted automatically to Chemical Bank Rate loans on the next succeeding interest payment date or within such earlier period as required by law. The Company hereby agrees promptly to pay CITBC, upon its demand, any additional amounts necessary to compensate CITBC and any other Lender for any costs reasonably incurred by

CITBC or any such other Lender in making any conversion in accordance with this paragraph including, but not limited to, any interest or fees payable by CITBC or such other Lender to any lender of funds obtained by CITBC or any such other Lender in order to make or maintain Libor Loans hereunder."

13. The effectiveness of the foregoing amendments shall be, and each hereby is, subject to the fulfillment to our satisfaction of each of the following conditions (herein each a "Condition Precedent" and collectively the "Conditions Precedent"):

    a) our receipt of a consent (in form and substance satisfactory to us) from our participant, The Bank of New York Commercial Corporation to our execution of this Amendment Agreement and their pro-rata participation in the Line of Credit (as amended herein) under the Financing Agreement as amended hereby;

    (b) your agreement to pay to us (i) in consideration of (x) our execution of this Amendment Agreement an Accommodation Fee of $50,000; and (y) the preparation of this Amendment Agreement by our-in-house legal department a Documentation Fee of $1170, which fees shall be due and payable in full on the date hereof and may, at our option, be charged to your Revolving Loan Account on the due date thereof and (ii) all Out-of-Pocket Expenses, if any, incurred in connection with this Amendment Agreement and the transactions contemplated hereby, all of which may (at our option) be charged to your Revolving Loan Account; and

    (c) each of your subsidiaries who has executed the Subsidiary Guaranty and Security Agreement signing below to confirm that such Subsidiary Guaranty and Security Agreement shall extend to and include all Obligations under the Line of Credit as amended and increased hereby and to further confirm that such Subsidiary Guaranty and Security Agreement shall remain in full force and effect notwithstanding this Amendment Agreement.

    Except as set forth above no other change in or waiver of the terms, provisions or conditions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning to us the enclosed copy of this letter.


                                          Very truly yours,

                                          THE CIT GROUP/BUSINESS CREDIT, INC.


                                          By: /s/ Kimberly S. Cochran
                                              -----------------------------
                                              Title:  AVP



Read and Agreed to:

LOW STAR STEEL COMPANY


By: /s/R. W. Arp
    ----------------------------------
    Title:  Ex VIP

Confirmed:

LONE STAR LOGISTICS, INC.
T&N LONE STAR WAREHOUSE CO.
TEXAS & NORTHERN RAILWAY COMPANY
FORT COLLINS PIPE COMPANY
LONE STAR STEEL SALES COMPANY, formerly known as
 TEXAS SPECIALTY FLAT-ROLLED, INC.
LONE STAR STEEL INTERNATIONAL, INC.



By: /s/R. W. Arp
    ----------------------------------
    Title:  DIRECTOR
    Of each of the above

                                            September 25, 1995



The Bank of New York Commercial
  Corporation



                             Re: Lone Star Steel Company
                                   (the "Company")


Gentlemen:

Reference is made to: (1) The Participation Agreement between us dated July 14, 1993, as amended from time to time (the "participation Agreement") and (2) the proposed amendment to the Agreement (as defined in said" Participation Agreement")a copy of which amendment is attached hereto as Exhibit A (herein the "Amendment"). Capitalized terms used herein and defined in the Participation Agreement shall have the same meanings as specified therein unless otherwise specifically defined herein.

Pursuant to mutual understanding, effective immediately, it is hereby agreed that:

(i) you consent to our entering into the Amendment and confirm that, except as otherwise specifically herein provided, your Participation in the Loans to the Company shall continue in full force and effect in accordance with the Participation Agreement as amended hereby; and

(ii) the maximum dollar amount of your Participation (as set forth in the introductory Paragraph of the Participation Agreement) shall be, and hereby is, automatically (and without any further action by either of us) increased by an amount equal to your pro-rata share (as determined based upon the percentage of your Participation) of the Initial Increase in the Line of Credit (as set forth in the Amendment) and by an amount equal to your pro-rata share (as determined based upon the percentage of your Participation) of each scheduled increase in the Line of Credit as more fully set forth in the Amendment. Each such increase shall be effective on the scheduled effective date of each such increase in the Line of Credit.

Upon our receipt of payment from the Company at the Accommodation Fee in the amount $50,000 due in connection with the Amendment, we shall pay to you therefrom your pro-rata share thereof (as determined based upon the percentage of your Participation).

Except as set forth above no other change in the terms, provisions or conditions of the Participation Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning to us the enclosed copy of this letter.

                                       Very truly yours,

                                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                       By: /s/ Kimberly S. Cochan
                                           -----------------------------
                                       Title:  AVP


Read and Agreed to:

THE BANK OF NEW YORK COMMERCIAL
 CORPORATION



By: /s/ Ryan Peak
    ---------------------------
Title:  AVP